UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 30, 2013

Verde Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-170935	27-2448672
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

905 Ventura Way, Mill Valley, CA	94941
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code     (415) 251-8715

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On May 29, 2013, the Company entered into an Escrow Agreement (the “Agreement”) with Gold Billion Global Limited.  Under the terms of the Agreement, the Company was to issue 10,000,000 shares of common stock (the “Shares”).  The Shares were to be held in escrow pending the transfer of an interest in a gold mine and the deposit of cash into the Company.

On June 13, 2013, the Company acquired a 10% interest in the mining right in Merapoh Gold Mine, located in the Lipis District of the State of Pahang, Malaysia.

As of June 30, 2013, the Company has not yet received the cash deposit and has elected to terminate the Agreement for lack of performance.  Any Shares issued will be returned to treasury.  The interest in the mining right will be released and re-transferred.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERDE RESOURCES, INC.

/s/ Stephen Spalding
Stephen Spalding
President, CFO, and Director

Date: July 8, 2013